As filed with the Securities and Exchange Commission on July 21, 2010

Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

QKL STORES INC.

(Exact name of registrant as specified in its charter)

Delaware	75-2180652
(State or other jurisdiction of incorporation or organization)	I.R.S. Employer Identification No.

1 Nanreyuan Street
Dongfeng Road
Sartu District
163300 Daqing, P.R. China
(011) 86-459-4607987

(Address of Principal Executive Offices) (Zip Code)

2009 Omnibus Securities and Incentive Plan

(Full title of the plan)

Paracorp Incorporated
40 E. Division Street, Suite A
Dover, DE, 19901

(Name and address of agent for service)

302-730-1320

 (Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to agent for service to:

Mitch Nussbaum, Esq.
Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Tel. No. 212-407-4159 Fax No. 212-407-4990

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-Accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE		PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Common Stock, par value $0.001 per share	1,620,000	$4.21	(2)	$6,820,200	$486.28
Common Stock, par value $0.001 per share	60,000	$7.50	(3)	$450,000	$32.09
Common Stock, par value $0.001 per share	2,070,000	$4.40	(4)	$9,108,000	$649.40
Total	3,750,000			$16,378,200	$1,167.77

(1)
Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)
Estimated solely for the purpose of calculating the proposed maximum aggregate offering price and the registration fee pursuant to Rule 457(h) of the Securities Act, based upon the average of the high and low prices of QKL Stores Inc. Common Stock as reported on the NASDAQ Capital Market on July 20, 2010, under the symbol “QKLS.”

(3)	Computed based on the exercise price of options to purchase 60,000 shares of Common Stock of QKL Stores Inc.

(4)	Computed based on the exercise price of options to purchase 2,070,000 shares of Common Stock of QKL Stores Inc.

EXPLANATORY NOTE

The purpose of this Registration Statement on Form S-8 of QKL Stores Inc., a Delaware corporation (“we,” “us” or the “Company”), is to register 3,750,000 shares of the Company’s Common Stock, par value $0.001 per share (“Common Stock”).  This Registration Statement contains two parts.

The first part of this Registration Statement contains Section 10(a) prospectuses as well as a re-offer prospectus prepared in accordance with the requirements of Part I of Form S-3 (in accordance with the General Instruction C to Form S-8) which covers reoffers and resales of “control securities” (as such term is defined in General Instruction C to Form S-8) of the Company. The reoffer prospectus relates to (i) the resale of up to 3,590,000 shares of Common Stock that have been or may be issued under the Company’s 2009 Omnibus Securities and Incentive Plan (the “Plan”) to certain selling stockholders, (ii) the resale of 20,000 shares of Common Stock issued to Gary Crook, an independent director of the Company pursuant to a Director Stock Option Agreement dated September 14, 2009, and as amended on January 30, 2010, (iii) the resale of 20,000 shares of Common Stock issued to Zhiguo Jin, an independent director of the Company pursuant to a Director Stock Option Agreement dated September 14, 2009, and as amended on January 30, 2010 (iv) the resale of 20,000 shares of Common Stock issued to Chaoying Li, an independent director of the Company pursuant to a Director Stock Option Agreement dated September 14, 2009, and as amended on January 30, 2010, and (v) the resale of 100,000 shares of Common Stock issued to Alan Stewart, the Chief Operating Officer of the Company, pursuant to an Employee Stock Option Agreement dated June 26, 2010.

The second part of this Registration Statement contains information required pursuant to Part II of Form S-8 and will be used for offers of shares of Common Stock of the Company that may be issued in connection with the Plan.

1

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This Registration Statement relates to two separate prospectuses.

Section 10(a) Prospectuses: Items 1 and 2, from this page, and the documents incorporated by reference pursuant to Part II, Item 3 of this prospectus, constitute a prospectuses that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”) with respect to (i) the Company’s 2009 Omnibus Securities and Incentive Plan, (ii) the Director Stock Option Agreement dated September 14, 2009, as amended on January 30, 2010, between the Company and Gary Crook (the “Crook Agreement”), (iii) the Director Stock Option Agreement dated September 14, 2009, as amended on January 30, 2010, between the Company and Zhiguo Jin (the “Jin Agreement”), (iv) the Director Stock Option Agreement dated September 14, 2009, as amended on January 30, 2010, between the Company and Chaoying Li (the “Li Agreement”), and (v) the Employee Stock Option Agreement dated June 26, 2010 between the Company and Alan Stuart (the “Stuart Agreement”, and the Crook Agreement, the Jin Agreement, the Li Agreement, and the Stewart Agreement, taken together, the “Stock Option Agreements”).

Reoffer Prospectus: The material that follows Item 2, up to but not including Part II of this Registration Statement, of which the reoffer prospectus is a part, constitutes a “reoffer prospectus,” prepared in accordance with the requirements of Part I of Form S-3 under the Securities Act. Pursuant to Instruction C of Form S-8, the reoffer prospectus may be used for reoffers or resales of common shares which are deemed to be “control securities” or “restricted securities” under the Securities Act that have been acquired or will be acquired by the Selling Stockholders named in the reoffer prospectus.

Item 1.	Plan Information.

QKL Stores Inc. 2009 Omnibus Securities and Incentive Plan

The following is a summary of the Company’s 2009 Omnibus Securities and Incentive Plan, which is qualified in its entirety by reference to the full text of the Plan, incorporated by reference in this prospectus. The purpose of the Plan is to retain directors, executives and selected employees and consultants and reward them for making contributions to the success of the Company.

Administration of the Plan

The Plan is administered by a committee which shall be appointed by the Board (the “Committee”). The Committee shall consist solely of three or more Directors who are each (i) “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, (ii) “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and (iii) “independent” for purposes of any stock exchange applicable listing requirements; provided, however, that the Board or the Committee may delegate the administration of the Plan to a committee of one or more members of the Board who do not meet these requirements as described in the Plan.

2

Subject to the provisions of the Plan, the Committee has the sole authority, in its discretion, to make all determinations under the Plan, including but not limited to determining which employees, directors or consultants shall receive an award, the time or times when an award shall be made, what type of an award shall be granted, the term of an award, the date or dates on which an award vests (including acceleration of vesting), the form of any payment to be made pursuant to an award, the terms and conditions of an award (including the forfeiture of the award (and/or any financial gain) if the holder of the award violates any applicable restrictive covenant thereof), the restrictions under a restricted stock award and the number of shares of Common Stock which may be issued under an award, all as applicable. In making such determinations the Committee may take into account the nature of the services rendered by the respective employees, directors and consultants, their present and potential contribution to the Company’s success and such other factors as the Board and/or the Committee in its discretion deems relevant.

Awards

The Plan provides for the grant of awards of up to an aggregate of 3,750,000 shares of Common Stock to directors, executives, employees and consultants of the Company. Awards granted under the Plan may be distribution equivalent rights, options, performance share awards, performance unit awards, restricted stock awards, stock appreciation rights or unrestricted stock awards.

The maximum number of shares of Common Stock that may be subject to awards of options and/or stock appreciation rights, in either or both cases granted to any one employee during any calendar year, shall be 100,000 shares, subject to certain adjustments.

If any grant for any reason terminates or expires, any shares allocated in such grant but remaining unpurchased upon such expiration or termination shall again be available for grants under the Plan as though no grant had previously occurred with respect to such shares.

Additional Terms

Awards granted under the Plan are not transferable other than (i) by will or by the laws of descent and distribution, or (ii) by gift to any family member of the holder.

If a participant’s status as an employee or director is terminated for any reason other than such participant’s disability or death, then such participant shall have the right to exercise the portions of any of such participant’s non-qualified options or stock appreciation rights granted, which were exercisable as of the date of such termination not more than ninety days after such termination.

If a participant’s status as a consultant is terminated for any reason other than such participant’s death, then such participant shall have the right to exercise the portions of any of such participant’s non-qualified options or stock appreciation rights granted, which were exercisable as of the date of such termination not more than ninety days after such termination.

Except as provided in the Plan and unless a holder’s award agreement specifically provides otherwise, if a holder’s employment, director status or engagement as a consultant for the Company is terminated by the Company for cause, as defined in the Plan, all of such holder’s then outstanding awards shall expire immediately and be forfeited in their entirety upon such termination.

Exercise of Options

The Board of Directors shall set forth in the option grant the terms and conditions of the exercisability of an option award. Any option granted to an employee of the Company shall become exercisable over a period of no longer than 10 years. In no event shall any option be exercisable after the expiration of 10 years from the date it is granted, and no incentive stock option granted to a holder of stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Company shall be exercisable after the expiration of five years from the date of the option.

3

The price at which a share of Common Stock may be purchased upon exercise of an option shall be determined by the Committee; provided, however, that such option price (i) shall not be less than the fair market value of a share of Common Stock on the date such option is granted, and (ii) shall be subject to adjustment as provided in the Plan.

The holder of an option shall be entitled to all the privileges and rights of a stockholder of the Company solely with respect to such shares of Common Stock as have been purchased under the option and for which certificates of stock have been registered in the holder’s name.

Term; Amendments

The Plan is effective for 10 years, unless it is sooner terminated or suspended. The Board of Directors may at any time amend, alter, suspend or terminate the Plan, provided, that no amendment requiring stockholder approval will be effective unless such approval has been obtained. No change in any granted award may be made which would materially and adversely impair the rights of a holder with respect to such award without the consent of the holder.

Resale Restrictions

The amount of securities to be offered or resold by means of the reoffer prospectus by each Selling Stockholder, and any other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed the amount specified in Rule 144(e) of the Securities Act of 1933, as amended, during the preceding three months of the greater of:

•	1% of the number of shares of our common stock then outstanding (which will equal approximately 297,174 shares immediately after this offering); or

•
the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale, assuming that our common stock is trading at such time.

Certain Federal Income Tax Consequences

The following is a general summary of the federal income tax consequences under current tax law of options and restricted stock. It does not purport to cover all of the special rules, including special rules relating to participants subject to Section 16(b) of the Exchange Act and the exercise of an option with previously-acquired shares, or the state or local income or other tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of the underlying shares or the ownership and disposition of restricted stock.

Stock Options. A participant will not recognize taxable income for federal income tax purposes upon the grant of a nonstatutory option.

4

Upon the exercise of a nonstatutory option, the optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price thereof, and the Company will generally be entitled to a deduction for such amount at that time. If the optionee later sells shares acquired pursuant to the exercise of a nonstatutory option, he or she will recognize long-term or short-term capital gain or loss, depending on the period for which the shares were held.

In addition to the federal income tax consequences described above, an optionee may be subject to the alternative minimum tax, which is payable to the extent it exceeds the optionee’s regular tax. For this purpose, upon the exercise of an incentive option, the excess of the fair market value of the shares over the exercise price therefore is an adjustment which increases alternative minimum taxable income. In addition, the optionee’s basis in such shares is increased by such excess for purposes of computing the gain or loss on the disposition of the shares for alternative minimum tax purposes. If an optionee is required to pay an alternative minimum tax, the amount of such tax which is attributable to deferral preferences (including the incentive option adjustment) is allowed as a credit against the optionee’s regular tax liability in subsequent years. To the extent the credit is not used, it is carried forward.

Restricted Stock. A participant who receives a grant of restricted stock will generally receive ordinary income equal to the fair market value of the stock at the time the restriction lapses. Alternatively, the participant may elect to be taxed on the value at the time of grant. The Company is generally entitled to a deduction at the same time and in the same amount as the income required to be included by the participant.

The foregoing discussion does not purport to be a complete analysis of all the potential tax consequences relevant to recipients of awards or to the Company or its subsidiaries. The above discussion does not take into account the effect of state and local tax laws. Moreover, no assurance can be given that legislative, administrative, regulatory or judicial changes or interpretations will not occur which could modify such analysis. In addition, an individual’s particular tax status may result in different tax consequences from those described above. Therefore, any participant in the Plan should consult with his own tax adviser concerning the tax consequences of the grant, exercise and surrender of any such award and the disposition of any stock acquired pursuant to such awards.

Additional Information About the Plan

To obtain additional information about the Plan as well as a copy of the Plan, participants in the Plan may contact QKL Stores Inc., Attention: Hui Zhao, Board Secretary, 1 Nanreyuan Street, Dongfeng Road, Sartu District, 163300 Daqing, PRC, Tel. (011) 86-459-460-7987.

Director Stock Option Agreements

On September 14, 2009, the Company entered into director stock option agreements with each of Messrs. Crook, Jin and Li (the “Initial Agreements”), which agreements were subsequently amended on January 30, 2010 due to a clerical error (the “Amended Agreements”), to issue non-transferable options to the newly appointed independent directors to purchase an aggregate of 60,000 shares of Common Stock at an exercise price of $7.50 per share. The options vest and become exercisable in three equal amounts on the three subsequent anniversary dates of the grants, which was September 14, 2009. Our board of directors has approved the Initial Agreements and the Amended Agreements.

5

The Stewart Agreement

On June 26, 2010, the Company granted Mr. Stewart Stewart an option  to acquire 100,000 shares of the Company’s common stock at an exercise price of $4.40.  The option vests and becomes exercisable pursuant to the following vesting schedule:

Number of Months Completed Since Date of Grant	% of Shares Vested and Exercisable
Less than 12	20%
12 but less than 24	40%
24 but less than 36	60%
36 but less than 48	80%
48 or more	100%

The Stewart Agreement was approved by the Company’s Compensation Committee and expires upon the earlier of the exercise of all of the shares under the option or eight years from the date of the grant.

Additional Information

The documents containing the information specified in Item 1 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act.  Messrs. Crook, Jin, Li and Stewart are each in possession of his respective Stock Option Agreement.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute prospectuses that meet the requirements of Section 10(a) of the Securities Act with respect to (i) the QKL Stores Inc. 2009 Omnibus Securities and Incentive Plan, and (ii) the Stock Option Agreements, respectively.

Item 2.  Registrant Information and Employee Plan Annual Information.

The Company will furnish without charge to each person to whom a prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Those documents are incorporated by reference in the Section 10(a) prospectus. The Company will also furnish without charge to each person to whom this prospectus is delivered, upon the written or oral request of such person, a copy of other documents required to be delivered to employees pursuant to Rule 428(b).  Requests should be directed to QKL Stores Inc., Attention: Hui Zhao, Board Secretary, 1 Nanreyuan Street, Dongfeng Road, Sartu District, 163300 Daqing, PRC, Tel. (011) 86-459-460-7987.

6

REOFFER PROSPECTUS

3,750,000 Shares of Common Stock

QKL STORES INC.

Common Stock $0.001 Par value Per Share

This prospectus relates to shares (the “Shares”) of common stock, par value $0.001 per share (“Common Stock”), of QKL Stores Inc. (the “Company,”) which may be offered and sold from time to time by certain stockholders of the Company (the “Selling Stockholders”) who have acquired or will acquire such Shares pursuant to stock options and stock awards issued or issuable under our 2009 Omnibus Securities and Incentive Plan, the Director Stock Option Agreement dated September 14, 2009, as amended on January 30, 2010, between the Company and Gary Crook (the “Crook Agreement”), the Director Stock Option Agreement dated September 14, 2009, as amended on January 30, 2010, between the Company and Zhiguo Jin (the “Jin Agreement”) and the Director Stock Option Agreement dated September 14, 2009, as amended on January 30, 2010, between the Company and Chaoying Li (the “Li Agreement”), and The Employee Stock Option Agreement dated June 26, 2010 between the Company and Alan Stewart (the “Stewart Agreement” and the Crook Agreement, the Jin Agreement, the Li Agreement, and the Stewart Agreement, taken together, the “Stock Option Agreements”). See “Selling Stockholders.” It is anticipated that the Selling Stockholders will offer Shares for sale at prevailing prices on the NASDAQ Capital Market (“NASDAQ”) on the date of sale, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated. See “Plan of Distribution.” We will receive no part of the proceeds from sales made under this reoffer prospectus. The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the Selling Stockholders will be borne by us.

We have agreed to pay the expenses in connection with the registration of these Shares. Our Common Stock is traded on NASDAQ under the symbol “QKLS.”

Our principal executive office is located at 1 Nanreyuan Street, Dongfeng Road, Sartu District, 163300 Daqing, PRC; Tel. (011) 86-459-460-7987.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK.  SEE “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS FOR CERTAIN RISKS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is July 21, 2010

You should rely only on the information contained in this prospectus.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  The Selling Stockholders will not make an offer to sell these securities in any jurisdiction where an offer or sale is not permitted.  You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only, regardless of the time of delivery of this prospectus or of any sale of our Common Stock.  Our business, financial condition, results of operations and prospects may have changed since that date.

i

PROSPECTUS SUMMARY

This summary may not contain all of the information that may be important to you. We urge you to read this entire prospectus carefully, including the risks of investing in our Common Stock discussed under “Risk Factors” and the financial statements and other information that is incorporated by reference into this prospectus, before making an investment decision. In addition, this prospectus summarizes other documents, incorporated by reference which we urge you to read.

Overview

We are a regional supermarket chain that currently operates 34 supermarkets and two department stores in northeastern China and Inner Mongolia. Our supermarkets sell a broad selection of merchandise including groceries, fresh food and non-food items. We currently have one distribution center servicing our supermarkets.

We believe that we are the only supermarket chain in northeastern China and Inner Mongolia that is a licensee of the Independent Grocers Alliance, or IGA, a United States-based global grocery network with aggregate retail sales of more than $21.0 billion per year. As a licensee of IGA, we are able to engage in group bargaining with suppliers and have access to more than 2,000 private IGA brands, including many that are exclusive IGA brands.

Our expansion strategy emphasizes growth through geographic expansion in northeastern China and Inner Mongolia, where we believe local populations can support profitable supermarket operations, and where we believe competition from large foreign and national supermarket chains, which generally have resources far greater than ours, is limited. Our strategies for profitable operations include buy-side initiatives to reduce supply costs; focusing on merchandise with higher margins, such as foods we prepare ourselves and private label merchandise; and increasing reliance on the benefits of membership in the international trade group IGA.

We completed the initial steps in the execution of our expansion plan in March 2008, when we raised financing through the combination of our reverse merger and private placement. Under our expansion plan, we opened 7 new stores in 2009 that have, in the aggregate, approximately 32,000 square meters of space and 10 new stores in 2008 that have, in the aggregate, approximately 42,000 square meters of space. Six of the stores opened in 2008 were opened by us and four of the stores were opened through the acquisition of existing businesses by us. In the first quarter of 2010, we opened 2 new stores that have, in the aggregate, approximately 11,000 square meters of space. In 2010, we plan to open hypermarkets and additional supermarkets department stores having, in the aggregate, approximately 100,000 square meters of space and one additional distribution center that will have approximately 19,600 square meters of space . We are also making improvements to our logistics and information systems to support our supermarkets. We expect to finance our expansion plan from funds generated from operations, bank loans and proceeds from our fourth quarter 2009 public offering, and our long-term target is to open 200 stores over the next five years, including department stores, hypermarkets and supermarkets.

Employees

As of December 31, 2009, we had approximately 3,877 employees, all of whom are full-time employees. Approximately 3,516 of our employees work in operations and approximately 361 work in management.

THE OFFERING

Common Stock outstanding prior to the offering	29,717,441 shares

Common Stock being offered by Selling Stockholders	Up to 3,750,000 shares

Use of Proceeds	We will not receive any proceeds from the sale of the Common Stock offered in this prospectus.

NASDAQ Capital Market Symbol	QKLS

Risk Factors
The securities offered by this prospectus are speculative and involve a high degree of risk.  Investors purchasing securities should not purchase the securities unless they can afford the loss of their entire investment. See “Risk Factors” beginning on page 4.

FORWARD-LOOKING STATEMENTS

We believe that some of the information in this prospectus constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intend,” “plan,” “project,” “target,” “can,” “could,” “should,” “will,” “would” and “continue” or similar words or expressions.  Any information in this prospectus regarding the contingent earn-out payments should also be considered forward-looking statements. You should read statements that contain these words carefully because they:

•	discuss future expectations;

•	contain information which could impact future results of operations or financial condition; or

•	state other “forward-looking” information.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.

All forward-looking statements included herein attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

RISK FACTORS

An investment in our Common Stock involves risk.  Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in our Annual Reports on Form 10-K, or any updates to our risk factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS

The Selling Stockholders are offering up to 3,750,000 shares of our Common Stock under this prospectus. We will not receive any proceeds from the sale of the Common Stock by the Selling Stockholders. However, if all of the Selling Stockholders exercise their options for cash we will receive proceeds of $450,000.

SELLING STOCKHOLDERS

This prospectus relates to shares of our Common Stock that are being registered for reoffers and resales by the Selling Stockholders named below or affiliates who may acquire securities pursuant to our 2009 Omnibus Securities and Incentive Plan or who have acquired shares of our Common Stock pursuant to the Stock Option Agreements.  Except as noted below in “Resale Restrictions,” the Selling Srockholders may resell any or all of the shares of our Common Stock at any time they choose while this prospectus is effective.

Current and former executive officers and directors, their family members, trusts for their benefit, or entitites that they own, that acquire shares of our Common Stock may be added to the Selling Stockholders list below by a prospectus supplement filed with the SEC.  The number of shares to be sold by any Selling Stockholder under this prospectus also may be increased or decreased by a prospectus suplement.  Although a person’s name is included in the table below, neither that person nor we are making an admission that the named person is our “affiliate.”

Unless otherwise indicated in the footnotes to this table, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law.  The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the person named below.

The Selling Stockholders may offer all or some portion of the shares of the Common Stock.  Accordingly, no estimate can be given as to the amount or percentage of our Common Stock that will be held by the Selling Stockholders upon completion of sales pursuant to this prospectus.

The Selling Stockholders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended and Regulation M, including the rules and regulations promulgated thereunder.  These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the Selling Stockholders or any other such persons.  Furthermore, pursuant to Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions.  All of these limitations may affect the marketability of the shares offered hereby.

As of July 20, 2010, there were 29,717,441 shares of our Common Stock outstanding.

Name and Title of Selling Stockholder	Number of Shares Beneficially Owned Prior to this Offering (1)	Number of Shares offered Hereby (1)		Number of Shares Owned After this Offering Assuming All Shares Offered Hereby are Sold	Percentage of Ownership After this Offering (%)
Gary Crook, Independent Director	20,000	20,000	(2)	0	*
Zhiguo Jin, Independent Director	20,000	20,000	(2)	0	*
Chaoying Li, Independent Director	20,000	20,000	(2)	0	*
Alan Stewart, COO	100,000	100,000	(2)	0	*
Total	160,000	160,000

*           Indicates less than 1%.

(1)         For purposes of this table, we have assumed that the Selling Stockholders will have sold all of the shares registered under this prospectus upon completion of the offering and that additional shares issuable in connection with certain dilutive events have not been issued.

(2)         Represents shares of Common Stock issuable upon exercise of outstanding stock options.

Resale Restrictions

The amount of securities to be offered or resold by means of the reoffer prospectus by each Selling Stockholder, and any other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed the amount specified in Rule 144(e) of the Securities Act of 1933, as amended, during the preceding three months of the greater of:

•	1% of the number of shares of our common stock then outstanding (which will equal approximately 297,174 shares immediately after this offering); or

•
the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale, assuming that our common stock is trading at such time.

PLAN OF DISTRIBUTION

The Selling Stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

(i)	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

(ii)	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(iii)	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

(iv)	an exchange distribution in accordance with the rules of the applicable exchange;

(v)	privately negotiated transactions;

(vi)	short sales;

(vii)	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

(viii)	a combination of any such methods of sale; and

(ix)	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

The Selling Stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of securities will be paid by the selling stockholder and/or the purchasers. At the time a particular offer of shares is made by the Selling Stockholders, to the extent required, a prospectus will be distributed. Each selling stockholder has represented and warranted to the Company that it acquired the securities subject to this registration statement in the ordinary course of such selling stockholder’s business and, at the time of its purchase of such securities such selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).”

Article VI of our Amended and Restated Certificate of Incorporation provides:

“A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.  Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.”

Section 6.10 of our Bylaws provides:

“The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Any indemnification under this Section shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification is proper because the director, officer, employee or agent has met the applicable standard of conduct set forth above. Such determination shall be made as follows: by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding; or if such a quorum is not obtainable, or even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or by the shareholders.

Any right of indemnification granted by this Section 6.10 shall be in addition to and not in lieu of any other such right which an officer, director, employee or agent of the Corporation may at any time be entitled under the law of the State of Delaware.”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The underwriting agreement, if an underwriting agreement is utilized, may provide for indemnification by any underwriters of the company, our directors, our officers who sign the registration statement and our controlling persons (if any) for some liabilities, including liabilities arising under the Securities Act.

EXPERTS

Albert Wong & Co., independent registered public accountants, located in Hong Kong, and BDO China Li Xin Da Hua CPA Co., Ltd., independent registered public accountants located in Shenzhen, PRC have audited our financial statements for fiscal 2008 and 2009, respectively, included in this registration statement to the extent and for the periods set forth in their respective reports. We have relied on such reports given upon the authority of such firms as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters in connection with the issuance of the shares of our Common Stock offered hereby by us and to be offered hereby by the Selling Stockholders have been passed upon for us by Loeb & Loeb LLP, New York, New York.

INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement on Form S-8.  The prospectus is prepared in accordance with the requirements of Part I of Form S-3 and General Instruction C of the instructions to Form S-8.  The SEC allows this filing to “incorporate by reference” information that the Company previously has filed with the SEC.  This means the Company can disclose important information to you by referring you to other documents that it has filed with the SEC.  The information that is incorporated by reference is considered part of this prospectus, and information that the Company files later will automatically update and may supersede this information.  For further information about the Company and the securities being offered, you should refer to the registration statement and the following documents that are incorporated by reference:

(a)	The Company’s Current Report on Form 8-K, dated June 28, 2010, filed with the SEC on July 1, 2010.
(b)	The Company’s Current Report on Form 8-K/A, dated March 31, 2010, filed with the SEC on June 28, 2010.
(c)	The Company’s Current Report on Form 8-K, dated June 26, 2010, filed with the SEC on June 28, 2010.
(d)	The Company’s Current Report on Form 8-K, dated May 26, 2010, filed with the SEC on May 27, 2010.
(e)	The Company’s Current Report on Form 8-K, dated May 17, 2010, filed with the SEC on May 18, 2010.
(f)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 filed with the SEC on May 17, 2010.
(g)	The Company’s Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2009 filed with the SEC on May 17, 2010.
(h)	The Company’s Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2009 filed with the SEC on May 17, 2010.
(i)	The Company’s Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2009 filed with the SEC on May 17, 2010.
(j)	The The Company’s Current Report on Form 8-K/, dated March 31, 2010, filed with the SEC on April 1, 2010.
(k)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the SEC on April 1, 2010.
(l)	The Company’s Current Report on Form 8-K, dated December 30, 2009, filed with the SEC on January 25, 2010.
(m)	The Company’s Current Report on Form 8-K, dated December 31, 2009, filed with the SEC on January 6, 2010.
(n)
The Company’s Registration Statement on Form 8-A (Registration No. 001-34498) filed with the SEC on October 19, 2009, pursuant to Section 12 of the Securities Exchange Act of 1934, together with any amendments or reports filed for the purpose of updating such description.

(o)
Description of the Registrant’s Common Stock contained in the Registration Statement on Form S-1, SEC File No. 333-162150, filed with the SEC on September 28, 2009 together with any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company subsequent to those listed above with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of all documents that are incorporated by reference in this prospectus by writing or telephoning us at the following address and telephone number: QKL Stores Inc., Attention: Hui Zhao, Board Secretary, 1 Nanreyuan Street, Dongfeng Road, Sartu District, 163300 Daqing, PRC, Tel. (011) 86-459-460-7987. We will provide copies of all documents requested (not including exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents or this prospectus) without charge.

WHERE YOU CAN FIND MORE INFORMATION

QKL Stores Inc. is subject to the informational requirements of the Securities Act of 1934 and, accordingly, files registration statements and other information with the SEC. You may obtain these documents and other information regarding the Company and other companies that file materials with the SEC electronically through the SEC’s website at http://www.sec.gov. You may also obtain copies of this information by mail from the Public Reference Room at: U.S. Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Information contained on our web site should not be considered part of this prospectus. You may also request a copy of our filings at no cost, by writing or telephoning us at QKL Stores Inc., Attention: Hui Zhao, Board Secretary, 1 Nanreyuan Street, Dongfeng Road, Sartu District, 163300 Daqing, PRC, Tel. (011) 86-459-460-7987.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The following documents filed by the Company with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in this Registration Statement:

(a)	The Company’s Current Report on Form 8-K, dated June 28, 2010, filed with the SEC on July 1, 2010.
(b)	The Company’s Current Report on Form 8-K/A, dated March 31, 2010, filed with the SEC on June 28, 2010.
(c)	The Company’s Current Report on Form 8-K, dated June 26, 2010, filed with the SEC on June 28, 2010.
(d)	The Company’s Current Report on Form 8-K, dated May 26, 2010, filed with the SEC on May 27, 2010.
(e)	The Company’s Current Report on Form 8-K, dated May 17, 2010, filed with the SEC on May 18, 2010.
(f)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 filed with the SEC on May 17, 2010.
(g)	The Company’s Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2009 filed with the SEC on May 17, 2010.
(h)	The Company’s Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2009 filed with the SEC on May 17, 2010.
(i)	The Company’s Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2009 filed with the SEC on May 17, 2010.
(j)	The The Company’s Current Report on Form 8-K/, dated March 31, 2010, filed with the SEC on April 1, 2010.
(k)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the SEC on April 1, 2010.
(l)	The Company’s Current Report on Form 8-K, dated December 30, 2009, filed with the SEC on January 25, 2010.
(m)	The Company’s Current Report on Form 8-K, dated December 31, 2009, filed with the SEC on January 6, 2010.
(n)
The Company’s Registration Statement on Form 8-A (Registration No. 001-34498) filed with the SEC on October 19, 2009, pursuant to Section 12 of the Securities Exchange Act of 1934, together with any amendments or reports filed for the purpose of updating such description.

(o)
Description of the Registrant’s Common Stock contained in the Registration Statement on Form S-1, SEC File No. 333-162150, filed with the SEC on September 28, 2009 together with any amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such reports and documents.  Unless expressly incorporated into this Registration Statement, a report furnished but not filed on Form 8-K shall not be incorporated by reference into this Registration Statement.

Item 4.   Description of Securities.

Not applicable.

Item 5.   Interests of Named Experts and Counsel.

Not applicable.

Item 6.   Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).”

Article VI of our Amended and Restated Certificate of Incorporation provides:

“A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.  Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.”

Section 6.10 of our Bylaws provides:

“The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Any indemnification under this Section shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification is proper because the director, officer, employee or agent has met the applicable standard of conduct set forth above. Such determination shall be made as follows: by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding; or if such a quorum is not obtainable, or even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or by the shareholders.

Any right of indemnification granted by this Section 6.10 shall be in addition to and not in lieu of any other such right which an officer, director, employee or agent of the Corporation may at any time be entitled under the law of the State of Delaware.”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The underwriting agreement, if an underwriting agreement is utilized, may provide for indemnification by any underwriters of the company, our directors, our officers who sign the registration statement and our controlling persons (if any) for some liabilities, including liabilities arising under the Securities Act.

Item 7.   Exemption From Registration Claimed.

Not applicable.

Item 8.   Exhibits

Exhibit Number	Description

4.1	Specimen Common Stock Certificate (1)

4.2*	QKL Stores Inc. 2009 Omnibus Securities and Incentive Plan

4.3*	Director Stock Option Agreement between the Company and Gary Crook, dated September 14, 2009

4.4*	Amendment No. 1 to Director Stock Option Agreement between the Company and Gary Crook, dated January 30, 2010

4.5*	Director Stock Option Agreement between the Company and Zhiguo Jin, dated September 14, 2009

4.6*	Amendment No. 1 to Director Stock Option Agreement between the Company and Zhiguo Jin, dated January 30, 2010

4.7*	Director Stock Option Agreement between the Company and Chaoying Li, dated September 14, 2009

4.8*	Amendment No. 1 to Director Stock Option Agreement between the Company and Chaoying Li, dated January 30, 2010

4.9	Employee Stock Option Agreement between the Company and Alan Stewart, dated June 26, 2009 (2)

5.1*	Opinion of Loeb & Loeb LLP

23.1*	Consent of BDO Guangdong Dahua Delu CPAs, LLP

23.2*	Consent of Albert Wong & Co.

23.3	Consent of Loeb & Loeb LLP is contained in Exhibit 5.1

24.1	Power of Attorney (included on signature page hereto)

* Filed herewith

(1)  Incorporated by reference to our current report on Form 8-K filed with the SEC on April 3, 2008.

(2)   Incorporated by reference to our current report on Form 8-K filed with the SEC on June 28, 2010.

Item 9.   Undertakings

A.            The undersigned registrant hereby undertakes:

(1)           to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)     to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.; and

(iii)   to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)           that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)           to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Daqing, People’s Republic of China, on July 21, 2010.

QKL STORES INC.

/s/ Zhuangyi Wang
Name: Zhuangyi Wang
Title: Chief Executive Officer and Director (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Zhuangyi Wang, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Zhuangyi Wang	Chief Executive Officer (Principal	July 21, 2010
Zhuangyi Wang	Executive Officer) and Director

/s/ Crystal L. Chen	Chief Financial Officer (Principal	July 21, 2010
Crystal L. Chen	Financial and Accounting Officer)

/s/ Alan Stewart	Chief Operating Officer and Director	July 21, 2010
Alan Stewart

/s/ Gary Crook	Director	July 21, 2010
Gary Crook

/s/ Zhiguo Jin	Director	July 21, 2010
Zhiguo Jin

/s/ Chaoying Li	Director	July 21, 2010
Chaoying Li

EXHIBIT INDEX

Exhibit Number	Description

4.1	Specimen Common Stock Certificate (1)

4.2*	QKL Stores Inc. 2009 Omnibus Securities and Incentive Plan

4.3*	Director Stock Option Agreement between the Company and Gary Crook, dated September 14, 2009

4.4*	Amendment No. 1 to Director Stock Option Agreement between the Company and Gary Crook, dated January 30, 2010

4.5*	Director Stock Option Agreement between the Company and Zhiguo Jin, dated September 14, 2009

4.6*	Amendment No. 1 to Director Stock Option Agreement between the Company and Zhiguo Jin, dated January 30, 2010

4.7*	Director Stock Option Agreement between the Company and Chaoying Li, dated September 14, 2009

4.8*	Amendment No. 1 to Director Stock Option Agreement between the Company and Chaoying Li, dated January 30, 2010

4.9	Employee Stock Option Agreement between the Company and Alan Stewart, dated June 26, 2009 (2)

5.1*	Opinion of Loeb & Loeb LLP

23.1*	Consent of BDO Guangdong Dahua Delu CPAs, LLP

23.2*	Consent of Albert Wong & Co.

23.3	Consent of Loeb & Loeb LLP is contained in Exhibit 5.1

24.1	Power of Attorney (included on signature page hereto)

* Filed herewith

(1)  Incorporated by reference to our current report on Form 8-K filed with the SEC on April 3, 2008.

(2)   Incorporated by reference to our current report on Form 8-K filed with the SEC on June 28, 2010.